Exhibit 99.1

Adjusted Revenue $206.1 million, up 10.9 percent, Adjusted Net Income $52.7 million, up 9.2 percent

WINDSOR, CT, April 27, 2015 (PR Newswire) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the first quarter ended March 31, 2015.

Financial Highlights:

•	Adjusted revenue (defined below) of $206.1 million in the first quarter 2015, representing an increase of 10.9 percent from the first quarter 2014

•	Adjusted diluted EPS (defined below) increased to $0.60 in the first quarter of 2015, representing an increase of 7.1 percent

•	Implemented $11.2 million of annual cost synergies at the DST Global Solutions business, realized $1.0 million in the first quarter.

•	Brought down our leverage ratio to 1.48x

“We believe 2015 will be a significant year,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “Revenue in the first quarter was adversely affected by the strength of the U.S. Dollar in the amount of $3.2 million. Despite the headwinds, we grew 10.9% in adjusted revenue in the first quarter, and over 9% in adjusted net income. We are already seeing the benefits of the DST acquisition, including realized cost synergies, cross sell opportunities, and a shift towards a hosted and outsourced model. The announcement of our intention to acquire Advent has received positive feedback from customers, employees, and shareholders. We have become a larger company with considerable resources. New doors are opening with our prospects, and we look forward to capitalizing on these opportunities.”

Results

SS&C reported GAAP revenue of $205.7 million for the first quarter of 2015, compared to $185.8 million in the first quarter of 2014, a 10.7 percent increase. GAAP operating income for the first quarter of 2015 was $43.1 million, or 21.0 percent of revenue. This represents a decrease of 8.3 percent compared to $47.0 million, or 25.3 percent of revenue, in the first quarter of 2014. GAAP net income for the first quarter of 2015 was $26.2 million compared to $26.4 million in the first quarter of 2014, a 0.8 percent decrease. On a fully diluted GAAP basis, earnings per share in the first quarter of 2015 were $0.30.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the first quarter of 2015 was $77.4 million, or 37.5 percent of adjusted revenue. This represents a 6.6 percent increase compared to $72.6 million, or 39.1 percent of adjusted revenue, in the first quarter of 2014. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the first quarter of 2015 was $52.7 million compared to $48.3 million in 2014’s first quarter, a 9.2 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the first quarter of 2015 were $0.60 compared to $0.56 in the first quarter of 2014, a 7.1 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $31.2 million for the three months ended March 31, 2015, compared to $38.6 million for the same period in 2014, representing a 19.2 percent decrease. SS&C ended the quarter with $88.3 million in cash, and $601.0 million in gross debt, for a net debt balance of $512.7 million. SS&C’s leverage ratio as defined in our credit agreement stood at 1.48 times consolidated EBITDA as of March 31, 2015.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $757.1 million based on maintenance and software-enabled services revenue of $189.3 million for the first quarter of 2015. This represents an increase of 10.8 percent from $170.9 million and $683.6 million annual run-rate in the same period in 2014 and an increase of 4.5 percent from $181.1 million for the fourth quarter of 2014, an annual run rate of $724.4 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q2 2015	FY 2015
Adjusted Revenue ($M)	$209.0 – $215.0	$846.0 – $862.0
Adjusted Net Income ($M)	$55.5 – $58.0	$228.2 – $236.6
Cash from Operating Activities ($M)	—	$260.0 – $275.0
Capital Expenditures (% of revenue)	—	2.4% – 2.8%
Diluted Shares (M)	88.9 – 89.3	89.0 – 89.4
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 earnings call will take place at 5:00 p.m. eastern time today, April 27, 2015. The call will discuss Q1 2015 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies 2015 First Quarter Earnings Conference Call” conference ID# 26316186. A replay will be available after 8:00 p.m. eastern time on April 27, 2015, until midnight on May 3, 2015. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 26316186. The call will also be available for replay on SS&C’s website after April 27, 2015; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the second quarter and full year of 2015, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Over 7,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Software-enabled services	$153,567	$145,383
Software licenses	7,326	7,499
Maintenance	35,718	25,526
Professional services	9,124	7,402

Total revenues	205,735	185,810

Cost of revenues:
Software-enabled services	88,602	85,691
Software licenses	1,390	851
Maintenance	13,801	9,931
Professional services	8,514	5,026

Total cost of revenues	112,307	101,499

Gross profit	93,428	84,311

Operating expenses:
Selling and marketing	13,387	11,898
Research and development	19,608	13,587
General and administrative	17,300	11,801

Total operating expenses	50,295	37,286

Operating income	43,133	47,025
Interest expense, net	(5,600)	(7,098)
Other (expense) income, net	(1,507)	(686)

Income before income taxes	36,026	39,241
Provision for income taxes	9,780	12,793

Net income	$26,246	$26,448

Basic earnings per share	$0.31	$0.32

Basic weighted average number of common shares outstanding	84,263	82,722

Diluted earnings per share	$0.30	$0.30

Diluted weighted average number of common and common equivalent shares outstanding	88,456	86,901

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$88,330	$109,577
Accounts receivable, net	103,802	94,359
Prepaid income taxes	11,912	11,857
Deferred income taxes	2,627	2,975
Prepaid expenses and other current assets	11,681	14,927
Restricted cash	1,478	1,477

Total current assets	219,830	235,172

Property and equipment, net	52,810	54,277
Deferred income taxes	1,298	1,135
Goodwill	1,541,768	1,573,227
Intangible and other assets, net	391,033	421,511

Total assets	$2,206,739	$2,285,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$19,061	$20,470
Accounts payable	12,144	12,004
Income taxes payable	—	1,116
Accrued employee compensation and benefits	18,970	53,975
Other accrued expenses	37,462	30,666
Deferred income taxes	151	110
Deferred maintenance and other revenue	80,729	73,254

Total current liabilities	168,517	191,595
Long-term debt, net of current portion	576,192	618,435
Other long-term liabilities	27,096	26,446
Deferred income taxes	97,169	102,176

Total liabilities	868,974	938,652

Total stockholders’ equity	1,337,765	1,346,670

Total liabilities and stockholders’ equity	$2,206,739	$2,285,322

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flow from operating activities:
Net income	$26,246	$26,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,996	24,936
Stock-based compensation expense	4,106	2,975
Income tax benefit related to exercise of stock options	(2,839)	(2,453)
Amortization of loan origination costs	1,435	1,520
Loss (gain) on sale or disposition of property and equipment	209	53
Deferred income taxes	(2,131)	(1,441)
Provision for doubtful accounts	437	184
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(12,058)	2,956
Prepaid expenses and other assets	4,744	1,165
Accounts payable	(333)	(1,765)
Accrued expenses	(25,283)	(26,343)
Income taxes prepaid and payable	1,517	7,986
Deferred maintenance and other revenue	9,121	2,333

Net cash provided by operating activities	31,167	38,554

Cash flow from investing activities:
Additions to property and equipment	(2,249)	(2,758)
Additions to capitalized software	(928)	(856)
Net changes in restricted cash	—	983

Net cash used in investing activities	(3,177)	(2,631)

Cash flow from financing activities:
Repayments of debt	(44,000)	(45,000)
Income tax benefit related to exercise of stock options	2,839	2,453
Proceeds from exercise of stock options	4,661	3,993
Purchase of common stock for treasury	—	(3,492)
Dividends paid on common stock	(10,539)	—
Payment of fees related to refinancing activities	—	(512)

Net cash used in financing activities	(47,039)	(42,558)

Effect of exchange rate changes on cash	(2,198)	536

Net decrease in cash	(21,247)	(6,099)
Cash, beginning of period	109,577	84,470

Cash, end of period	$88,330	$78,371

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate the performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2015	2014
Revenue	$205,735	$185,810
Purchase accounting adjustments to deferred revenue	397	—

Adjusted revenue	$206,132	$185,810

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2015	2014
Operating income	$43,133	$47,025
Amortization of intangible assets	22,181	21,326
Stock-based compensation	4,106	2,975
Capital-based taxes	—	6
Unusual or non-recurring charges	7,585	1,328
Purchase accounting adjustments	397	(27)

Adjusted operating income	$77,402	$72,633

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA and cost savings from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three months ended March 31,		Twelve months ended March 31,
(in thousands)	2015	2014	2015
Net income	$26,246	$26,448	$130,925
Interest expense, net	5,600	7,098	23,974
Taxes	9,780	12,793	43,514
Depreciation and amortization	25,996	24,936	100,891

EBITDA	$67,622	$71,275	$299,304
Stock-based compensation	4,106	2,975	12,614
Capital-based taxes	—	6	—
Acquired EBITDA and cost savings	1,767	—	21,325
Unusual or non-recurring charges	9,092	2,014	11,954
Purchase accounting adjustments	397	(27)	900
Other	95	(49)	459

Consolidated EBITDA	83,079	76,194	346,556
Less: acquired EBITDA and cost savings	(1,767)	—	(21,325)

Adjusted Consolidated EBITDA	$81,312	$76,194	$325,231

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands, except per share data)	2015	2014
GAAP – Net income	$26,246	$26,448
Plus: Amortization of intangible assets	22,181	21,326
Plus: Amortization of deferred financing costs and original issue discount	1,435	1,520
Plus: Stock-based compensation	4,106	2,975
Plus: Capital-based taxes	—	6
Plus: Unusual and non-recurring items	9,092	2,014
Plus: Purchase accounting adjustments	397	(27)
Income tax effect (1)	(10,726)	(5,982)

Adjusted net income	$52,731	$48,280

Adjusted diluted earnings per share	$0.60	$0.56
GAAP diluted earnings per share	$0.30	$0.30
Diluted weighted average shares outstanding	88,456	86,901

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.